Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended
	March 31, 2022	March 31, 2021
Net income (loss) attributable to stockholders(a)	$2,939	$3,022
Income tax expense (benefit)	(28)	1,177
Automotive interest expense	226	250
Automotive interest income	(50)	(32)
Adjustments
Cruise compensation modification(b)	1,057	—
Patent royalty matters(c)	(100)	—
Total adjustments	957	—
EBIT(loss)-adjusted	4,044	4,417
Operating segments
GM North America (GMNA)	3,141	3,134
GM International (GMI)	328	308
Cruise	(325)	(229)
GM Financial(d)	1,284	1,182
Total operating segments	4,428	4,395
Corporate and eliminations(e)	(383)	22
EBIT(loss)-adjusted	$4,044	$4,417
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(c)This adjustment was excluded because it relates to the resolution of substantially all potential royalty matters, accrued in the prior period, with respect to past-year vehicle sales.
(d)GM Financial amounts represent EBT-adjusted.
(e)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended
	March 31,		December 31,		September 30,		June 30,
	2022	2021	2021	2020	2021	2020	2021	2020
Net income (loss) attributable to stockholders	$2,939	$3,022	$1,741	$2,846	$2,420	$4,045	$2,836	$(758)
Income tax expense (benefit)	(28)	1,177	471	642	152	887	971	(112)
Automotive interest expense	226	250	227	275	230	327	243	303
Automotive interest income	(50)	(32)	(44)	(46)	(38)	(51)	(32)	(61)
Adjustments
Cruise compensation modification(a)	1,057	—	—	—	—	—	—	—
Patent royalty matters(b)	(100)	—	250	—	—	—	—	—
GM Brazil indirect tax matters(c)	—	—	194	—	—	—	—	—
Cadillac dealer strategy(d)	—	—	—	99	158	—	17	—
GMI restructuring(e)	—	—	—	26	—	76	—	92
GM Korea wage litigation(f)	—	—	—	—	—	—	82	—
Ignition switch recall and related legal matters(g)	—	—	—	(130)	—	—	—	—
Total adjustments	957	—	444	(5)	158	76	99	92
EBIT (loss)-adjusted	$4,044	$4,417	$2,839	$3,712	$2,922	$5,284	$4,117	$(536)
________
(a)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(b)These adjustments were excluded because they relate to potential royalties accrued with respect to past-year vehicle sales in the three months ended December 31, 2021, and the resolution of substantially all of these matters in the three months ended March 31, 2022.
(c)This adjustment was excluded because it relates to a potential settlement with third parties in the three months ended December 31, 2021 relating to retrospective recoveries of indirect taxes in Brazil realized in prior periods.
(d)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle strategy.
(e)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of employee separation charges in the three months ended December 31, 2020, supplier claims in the three months ended September 30, 2020 and inventory provisions in the three months ended June 30, 2020.
(f)This adjustment was excluded because of the unique events associated with recent Supreme Court of Korea decisions related to our salaried workers.
(g)This adjustment was excluded because of the unique events associated with the ignition switch recall.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended
	March 31, 2022		March 31, 2021
	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$1,987	$1.35	$2,976	$2.03
Adjustments(a)	957	0.65	—	—
Tax effect on adjustments(b)	(296)	(0.20)	—	—
Tax adjustments(c)	(482)	(0.33)	316	0.22
Deemed dividend adjustment(d)	909	0.62	—	—
EPS-diluted-adjusted	$3,075	$2.09	$3,292	$2.25
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)These adjustments consist of tax benefit related to the release of a valuation allowance against deferred tax assets that are considered realizable as a result of Cruise tax reconsolidation in the three months ended March 31, 2022, and tax expense related to the establishment of a valuation allowance against deferred tax assets that were considered no longer realizable for Cruise in the three months ended March 31, 2021. These adjustments were excluded because significant impacts of valuation allowances are not considered part of our core operations.
(d)This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the three months ended March 31, 2022.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2022			March 31, 2021
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$2,779	$(28)	(1.0)%	$4,191	$1,177	28.1%
Adjustments(a)	1,053	296		—	—
Tax adjustment(b)		482			(316)
ETR-adjusted	$3,832	$750	19.6%	$4,191	$861	20.5%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	March 31, 2022	March 31, 2021
Net income (loss) attributable to stockholders	$9.9	$9.2
Average equity(a)	$59.6	$45.7
ROE	16.7%	20.0%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	March 31, 2022	March 31, 2021
EBIT (loss)-adjusted(a)	$13.9	$12.9
Average equity(b)	$59.6	$45.7
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.9	24.7
Add: Average automotive net pension & OPEB liability	14.0	17.8
Less: Average automotive and other net income tax asset	(21.8)	(23.8)
ROIC-adjusted average net assets	$68.8	$64.4
ROIC-adjusted	20.2%	20.0%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT (loss)-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended
	March 31, 2022	March 31, 2021
Net automotive cash provided by (used in) operating activities	$1,635	$(1,096)
Less: Capital expenditures	(1,645)	(860)
Add: GMI restructuring	—	24
Add: GMI Korea Wage Litigation	16	—
Adjusted automotive free cash flow	$6	$(1,932)

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2022
Net sales and revenue	$29,456	$3,313	$53	$—	$32,823	$26	$3,156	$(26)	$35,979
Expenditures for property	$1,521	$121	$2	$—	$1,645	$4	$10	$2	$1,661
Depreciation and amortization	$1,504	$134	$5	$—	$1,643	$12	$1,236	$—	$2,891
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income(a)	$6	$232	$—	$—	$238	$—	$54	$—	$292

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2021
Net sales and revenue	$25,957	$3,086	$19	$—	$29,062	$30	$3,407	$(25)	$32,474
Expenditures for property	$764	$94	$2	$—	$860	$13	$5	$—	$878
Depreciation and amortization	$1,198	$132	$6	$—	$1,336	$11	$1,668	$—	$3,015
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (a)	$4	$307	$—	$—	$311	$—	$54	$—	$365
________
(a)Includes Automotive China equity income of $234 million and $308 million in the three months ended March 31, 2022 and 2021.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and the corresponding calculation of GM's market share. Also, as of March 2022, GM is no longer importing vehicles or parts to Russia, Belarus and other sanctioned provinces in Ukraine.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the three months ended March 31, 2022, 28.4% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021
GMNA	694	664
GMI	137	157
Total	831	821

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) vehicles used by dealers in their business. Total vehicle sales data for periods presented prior to 2022 reflect courtesy transportation vehicles used by U.S. dealers in their business; beginning in 2022, we stopped including such dealership courtesy transportation vehicles in total vehicle sales until such time as those vehicles were sold to the end customer. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021
United States
Chevrolet – Cars	41	54
Chevrolet – Trucks	189	203
Chevrolet – Crossovers	113	172
Cadillac	28	37
Buick	19	46
GMC	121	131
Total United States	513	642
Canada, Mexico and Other	88	104
Total North America	601	746
Asia/Pacific, Middle East and Africa
Chevrolet	162	151
Wuling	337	351
Buick	164	225
Baojun	20	86
Cadillac	49	60
Other	4	8
Total Asia/Pacific, Middle East and Africa	735	880
South America(a)	90	118
Total in GM markets	1,426	1,744
Total Europe	—	—
Total Worldwide	1,427	1,744
_______
(a)Primarily Chevrolet

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021
SAIC General Motors Sales Co., Ltd.	263	347
SAIC GM Wuling Automobile Co., Ltd.	350	433

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Market Share
United States – Cars	7.0%	7.1%
United States – Trucks	32.5%	29.0%
United States – Crossovers	9.8%	13.1%
Total United States	15.2%	16.0%
Total North America	14.8%	15.7%
Total Asia/Pacific, Middle East and Africa	6.8%	7.3%
Total South America	11.4%	13.3%
Total GM Market	9.1%	9.9%
Total Worldwide	7.3%	8.1%

United States fleet sales as a percentage of retail vehicle sales	23.8%	17.3%

North America capacity two-shift utilization	96.2%	96.0%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2022					Three Months Ended March 31, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$32,823	$26	$—	$(25)	$32,824	$29,062	$30	$—	$(25)	$29,067
GM Financial	—	—	3,156	(1)	3,155	—	—	3,407	—	3,407
Total net sales and revenue	32,823	26	3,156	(26)	35,979	29,062	30	3,407	(25)	32,474
Costs and expenses
Automotive and other cost of sales	28,222	1,132	—	—	29,353	24,888	227	—	—	25,115
GM Financial interest, operating and other expenses	—	—	1,926	—	1,926	—	—	2,279	—	2,279
Automotive and other selling, general and administrative expense	2,106	398	—	—	2,504	1,741	62	—	—	1,803
Total costs and expenses	30,328	1,530	1,926	(1)	33,783	26,629	289	2,279	—	29,197
Operating income (loss)	2,495	(1,504)	1,230	(25)	2,196	2,433	(259)	1,128	(25)	3,277
Automotive interest expense	226	2	—	(2)	226	250	—	—	—	250
Interest income and other non-operating income (loss), net	492	(2)	—	27	517	772	11	—	16	799
Equity income (loss)	238	—	54	—	292	311	—	54	—	365
Income (loss) before income taxes	$2,999	$(1,508)	$1,284	$4	2,779	$3,266	$(248)	$1,182	$(9)	4,191
Income tax expense (benefit)					(28)					1,177
Net income (loss)					2,807					3,014
Net loss (income) attributable to noncontrolling interests					131					8
Net income (loss) attributable to stockholders					$2,939					$3,022

Net income (loss) attributable to common stockholders					$1,987					$2,976

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2022	March 31, 2021
Basic earnings per share
Net income (loss) attributable to stockholders	$2,939	$3,022
Less: cumulative dividends on subsidiary preferred stock(a)	(952)	(46)
Net income (loss) attributable to common stockholders	$1,987	$2,976

Weighted-average common shares outstanding	1,458	1,447

Basic earnings per common share	$1.36	$2.06
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$1,987	$2,976

Weighted-average common shares outstanding – diluted	1,470	1,464

Diluted earnings per common share	$1.35	$2.03
Potentially dilutive securities(b)	6	2
__________
(a)Includes a $909 million deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the three months ended March 31, 2022.
(b)Potentially dilutive securities attributable to outstanding stock options at March 31, 2022 and 2021 and RSUs at March 31, 2022, were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	March 31, 2022					December 31, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$9,274	$2,592	$4,483	$—	$16,349	$14,541	$1,578	$3,948	$—	$20,067
Marketable debt securities	8,390	1,529	—	(12)	9,907	7,076	1,551	—	(19)	8,609
Accounts and notes receivable, net(a)	11,617	1	1,047	(719)	11,946	7,553	1	532	(691)	7,394
GM Financial receivables, net	—	—	28,562	(122)	28,440	—	—	26,812	(163)	26,649
Inventories	14,840	—	—	(2)	14,838	12,990	—	—	(2)	12,988
Other current assets	2,417	213	4,807	(323)	7,113	2,167	179	4,301	(250)	6,396
Total current assets	46,537	4,336	38,899	(1,178)	88,594	44,326	3,309	35,592	(1,124)	82,103
Non-current Assets
GM Financial receivables, net	—	—	36,408	—	36,408	—	—	36,167	—	36,167
Equity in net assets of nonconsolidated affiliates	8,623	—	1,779	—	10,402	7,960	—	1,717	—	9,677
Property, net	41,460	100	148	—	41,708	40,858	105	152	—	41,115
Goodwill and intangible assets, net	2,978	733	1,346	—	5,058	3,012	736	1,339	—	5,087
Equipment on operating leases, net	—	—	36,581	—	36,581	—	—	37,929	—	37,929
Deferred income taxes	21,282	795	(789)	—	21,287	21,653	—	(501)	—	21,152
Other assets	10,180	346	940	(12)	11,454	10,358	339	812	(21)	11,488
Total non-current assets	84,523	1,974	76,413	(12)	162,898	83,842	1,180	77,615	(21)	162,615
Total Assets	$131,060	$6,310	$115,312	$(1,190)	$251,492	$128,167	$4,489	$113,207	$(1,145)	$244,718
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$24,968	$126	$838	$(692)	$25,240	$20,065	$140	$855	$(669)	$20,391
Short-term debt and current portion of long-term debt
Automotive	857	28	—	(148)	737	624	27	—	(188)	463
GM Financial	—	—	32,300	—	32,300	—	—	33,257	—	33,257
Accrued liabilities	16,537	1,229	3,837	(326)	21,277	16,879	230	3,439	(251)	20,297
Total current liabilities	42,363	1,383	36,975	(1,166)	79,555	37,568	397	37,550	(1,108)	74,408
Non-current Liabilities
Long-term debt
Automotive	16,149	7	—	—	16,155	16,348	7	—	—	16,355
GM Financial	—	—	60,613	—	60,613	—	—	59,304	—	59,304
Postretirement benefits other than pensions	5,722	—	—	—	5,722	5,743	—	—	—	5,743
Pensions	7,777	—	6	—	7,782	8,002	—	5	—	8,008
Other liabilities	11,903	494	2,215	(11)	14,601	12,560	488	2,058	(21)	15,085
Total non-current liabilities	41,550	501	62,833	(11)	104,873	42,654	495	61,368	(21)	104,495
Total Liabilities	83,913	1,885	99,809	(1,178)	184,429	80,222	892	98,918	(1,129)	178,903
Commitments and contingencies
Noncontrolling interest - Cruise Stock Incentive Awards	—	289	—	—	289	—	—	—	—	—
Equity
Common stock, $0.01 par value	15	—	—	—	15	15	—	—	—	15
Additional paid-in capital(b)	27,038	(40)	1,551	(1,534)	27,015	27,065	55	1,551	(1,611)	27,061
Retained earnings	26,978	1,946	14,961	(6)	43,879	27,920	42	13,985	(9)	41,937
Accumulated other comprehensive loss	(7,806)	1	(1,009)	—	(8,814)	(8,025)	4	(1,248)	—	(9,269)
Total stockholders’ equity	46,225	1,908	15,503	(1,540)	62,095	46,974	100	14,288	(1,620)	59,744
Noncontrolling interests(b)	923	2,228	—	1,528	4,679	971	3,496	—	1,603	6,071
Total Equity	47,148	4,136	15,503	(12)	66,774	47,945	3,597	14,289	(16)	65,815
Total Liabilities and Equity	$131,060	$6,310	$115,312	$(1,190)	$251,492	$128,167	$4,489	$113,207	$(1,145)	$244,718
_________
(a)Eliminations primarily include: GM Financial accounts and notes receivable of $397 million offset by Automotive accounts payable and Automotive accounts receivable of $243 million offset by GM Financial accounts payable at March 31, 2022; and GM Financial accounts and notes receivable of $301 million offset by Automotive accounts payable and Automotive accounts receivable of $313 million offset by GM Financial accounts payable at December 31, 2021.
(b)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheets.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2022					Three Months Ended March 31, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$2,550	$(713)	$966	$4	$2,807	$2,698	$(564)	$889	$(9)	$3,014
Depreciation and impairment of Equipment on operating leases, net	—	—	1,223	—	1,223	—	—	1,653	—	1,653
Depreciation, amortization and impairment charges on Property, net	1,643	12	13	—	1,668	1,336	11	15	—	1,362
Foreign currency remeasurement and transaction (gains) losses	57	—	—	—	56	(70)	—	(3)	—	(73)
Undistributed (earnings) loss of nonconsolidated affiliates, net	(219)	—	(54)	—	(274)	(295)	—	(54)	—	(349)
Pension contributions and OPEB payments	(213)	—	—	—	(213)	(222)	—	—	—	(222)
Pension and OPEB income, net	(300)	—	—	—	(300)	(397)	—	—	—	(397)
Provision (benefit) for deferred taxes	410	(795)	304	—	(81)	566	316	204	—	1,085
Change in other operating assets and liabilities(a)(c)	(2,292)	1,191	(1,203)	(479)	(2,784)	(4,711)	39	(1,181)	1,044	(4,807)
Net cash provided by (used in) operating activities	1,635	(305)	1,248	(475)	2,104	(1,096)	(197)	1,524	1,036	1,266
Cash flows from investing activities
Expenditures for property	(1,645)	(4)	(10)	(2)	(1,661)	(860)	(13)	(5)	—	(878)
Available-for-sale marketable securities, acquisitions	(2,686)	(765)	—	—	(3,451)	(640)	(1,726)	—	—	(2,366)
Available-for-sale marketable securities, liquidations	1,180	783	—	(3)	1,960	2,826	811	—	(6)	3,632
Purchases of finance receivables, net(a)	—	—	(8,685)	496	(8,189)	—	—	(8,245)	72	(8,173)
Principal collections and recoveries on finance receivables(a)	—	—	6,904	(59)	6,845	—	—	7,828	(1,743)	6,085
Purchases of leased vehicles, net	—	—	(2,990)	—	(2,990)	—	—	(6,066)	(47)	(6,113)
Proceeds from termination of leased vehicles	—	—	3,732	—	3,732	—	—	4,919	—	4,919
Other investing activities(b)	(3,681)	—	—	3,526	(154)	(1,094)	—	(12)	1,016	(90)
Net cash provided by (used in) investing activities	(6,832)	14	(1,048)	3,957	(3,909)	231	(928)	(1,580)	(707)	(2,984)
Cash flows from financing activities
Net increase (decrease) in short-term debt	10	—	712	—	722	(4)	—	1,547	—	1,543
Proceeds from issuance of debt (original maturities greater than three months)	1	—	10,684	—	10,685	246	—	13,105	—	13,350
Payments on debt (original maturities greater than three months)	(42)	—	(10,783)	(1)	(10,827)	(231)	—	(12,542)	71	(12,702)
Issuance (redemptions) of subsidiary preferred stock(b)	—	1,350	—	(3,474)	(2,124)	—	2,537	—	(1,000)	1,537
Dividends paid(c)	—	(14)	(59)	—	(73)	—	(16)	(660)	600	(76)
Other financing activities	(160)	(30)	(37)	(7)	(235)	8	3	(46)	1	(35)
Net cash provided by (used in) financing activities	(192)	1,306	517	(3,483)	(1,852)	18	2,524	1,403	(328)	3,617
Effect of exchange rate changes on cash, cash equivalents and restricted cash	41	—	53	—	93	(90)	—	(50)	—	(140)
Net increase (decrease) in cash, cash equivalents and restricted cash	(5,348)	1,015	769	—	(3,564)	(937)	1,399	1,297	—	1,759
Cash, cash equivalents and restricted cash at beginning of period	14,774	1,584	7,183	—	23,542	14,225	766	8,126	—	23,117
Cash, cash equivalents and restricted cash at end of period	$9,426	$2,600	$7,953	$—	$19,978	$13,288	$2,165	$9,423	$—	$24,876
_________
(a)Includes reclassifications of $0.5 billion and $1.6 billion in the three months ended March 31, 2022 and 2021 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes reclassification of $2.1 billion redemption of Cruise preferred shares from SoftBank in the three months ended March 31, 2022. Eliminations include $1.4B and $1.0B in the three months ended March 31, 2022 and 2021 for Automotive investment in Cruise preferred shares.
(c)Eliminations include dividends of $0.6 billion issued by GM Financial to Automotive for the three months ended March 31, 2021.